Exhibit 10.4.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1.	CONTRACT ID CODE	Page 1 of 2

2.	AMENDMENT/MODIFICATION NO. 0001	3.	EFFECTIVE DATE 11/12/2003	4.	REQUISITION/PURCHASE REQ. NO.	5.	PROJECT NO. (If applicable)

6.	ISSUED BY	CODE	00001	7.	ADMINISTERED BY (If other than Item 6)	CODE

FCC/Contracts and Purchasing Center

445 12th St., SW,

Washington, DC 20554

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code)		9A. AMENDMENT OF SOLICITATION NO.

Neustar, Inc.			9B. DATED (SEE ITEM 11)

46000 Center Oak Plaza Sterling, VA 20166		(X)	10A. MODIFICATION OF CONTRACT/ORDER NO. CON03000016

		(X)	10B. DATED (SEE ITEM 13)

CODE*	FACILITY CODE

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ___copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required)
No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE
☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

☐	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.1 03(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

☐	D.	OTHER (Specify type of modification and authority)
FAR 1.6, Authority of Contracting Officers”

E. IMPORTANT: Contractor ☐ is not, ☑ is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to incorporate the attached security language..

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A.	NAME AND TITLE OF SIGNER (Type or print)		16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
Mark Oakey

15B.	CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B.	United States of America	16C. DATE SIGNED
/s/ J. F. Franlin

		11/13/03	BY

	(Signature of person authorized to sign)			(Signature of Contracting Officer)

NSN 7540-01-152-8070 PREVIOUS EDITION UNUSABLE	STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

Line Item	Document Number	Title	Page
Summary	CON03000016/0001	NANP Administrator	2 of 2

No Funding Information

Line Item		Delivery Date		Unit of
Number	Description	(Start date to End date)	Quantity	Issue	Unit Price	Total Cost

     No Changed Line Item Fields
Previous Total:
Modification Total:
Grand Total:

     SECURITY AND SUITABILITY ASSESSMENT
1. General
(a) All contract personnel are subjected to background investigations for the purpose of suitability determinations. Based on their proposed duties, some contract personnel may also be required to have security clearance determinations. No contract personnel may be assigned to work on the contract without a favorable initial review of the OF 306, Declaration for Federal Employment (http://www.opm.gov/forms/pdf fill/of0306.pdf) or a written waiver from the FCC Security Operations Center (SOC). (For more detail, see Appendix No. 2)
(b) Suitability, waiver, and security clearance determination investigations are currently conducted through the FCC Security Operations Center (202- 418-7884). The individual contract employee will be provided with a review process before a final adverse determination is made. The FCC requires that any contract personnel found not suitable, or who has a waiver cancelled, or is denied a security clearance, be removed by the contractor during the same business day that the determination is made.
(c) If the contract personnel is re-assigned and the new position is determined to require a higher level of risk suitability than the contract personnel currently holds, the individual may be assigned to such position while the determination is reached by the SOC. A new A-200 may be necessary for the new position.
(d) Contract personnel working as temporary hires (for ninety (90) days or less) must complete and receive a favorable initial review of the OF 306 and complete the contract personnel section of the FCC Form A-600, “FCC Contractor Record Form.” If during the term of their employment they will have access to any FCC network application, they must also complete and sign the FCC Form A-200, “FCC Computer System Application Access Form.”
2. At Time of Contract Award
(a) The FCC Security Operations Center must receive the completed, signed OF 306 for all proposed contractor employees at the time of contract award. Resumes for all personnel proposed for assignment on the contract should be provided to the Security Office prior to the time of in-take processing (see below, 2.3.2). The FCC Security Operations Center requires up to five (5) working days (from the date they are received) to process the OF 306 before any employee is allowed to begin work on the contract. A written waiver from the SOC may be obtained in special circumstances.
All contract personnel, regardless of task description, must complete this form. Without an approved, completed OF 306 on file at the SOC, no contractor employee may begin work. An approved OF 306 is one that has passed initial review by the SOC. During the course of the SOC review of the OF 306, the contract personnel may be interviewed by SOC staff regarding information on their OF 306.

(b) In addition, the Contractor is responsible for submission of completed, signed computer security forms for each employee prior to that person beginning work on the contract (See Appendix No. 3, FCC Instruction 1479.1, FCC Computer Security Program Directive and sample forms.) These forms should be submitted to the FCC Computer Security Office.
(c) The COTR shall begin processing their section of the FCC Contract Personnel Record (FCC Form A-600) at this time. This form, with the COTR and CO portions completed, will be distributed at the time of contract award and must be submitted to the SOC within ten (10) working days.
(d) The Office of Personnel Management (OPM) will issue a Certificate of Investigation (CIN) for each favorably reviewed OF 306. The SOC will issue a memorandum to the CO and COTR listing those contract personnel who have been granted a CIN. This memorandum should be retained for the duration of the contract.
3. Registration and Checkout Requirements
3.1. Locator and Information Services Tracking (LIST) Registration
The Security Operations Center maintains a Locator and Information Services Tracking (LIST) database, containing contact information for all Commission and contract employee personnel, regardless of work location.
The contract employee’s FCC Form A-600, “FCC Contractor Record Form” captures the information for data entry into the LIST system.
3.2 Intake Processing
(a) Following the processing of the OF 306 and an initial favorable suitability determination, (unless otherwise waived) the contract personnel may report to the FCC for work.
(b) On the first day of work, all contract personnel must report to the Security Operations Center to complete the Fingerprint Card Form, FD 258, the Fair Credit Report Act form, and to be photographed and issued a security badge.
(c) At this time the contract employee will be given one of the following forms, based on the security risk designation for the proposed support classification/position, to complete and return to the SOC within seven (7) business days:
(i)	Low Risk Positions - SF 85, Questionnaire for Non-Sensitive Positions

(ii)	Moderate Risk Positions - SF 85-P, Questionnaire for Public Trust Positions

(iii)	High Risk Positions/Secret or Top Secret Security Clearances —Standard Form (SF) 86, Questionnaire for Sensitive Positions

(d) For any contract employee whose name is provided to the Commission for security investigation at (ii) or (iii) level, who subsequently leaves the subject contract, due to Contractor or contract employee decision, within the first year, the Contractor shall reimburse the Commission for the cost of the investigation. If the contract or task order is scheduled for completion in under one year and the contract employee for whom a security investigation has been done leaves prior to the work being done, the Contractor and SOC shall agree on a pro-rated amount for reimbursement. The cost may vary from approximately $400.00 (moderate risk) to $3,000.00 (high risk). The Contractor will be provided a copy of the investigation invoice with the reimbursement request.
3.3 Monthly Personnel Reports
Monthly report: The Contractor’s Program Manager shall submit to the SOC a monthly contract personnel list. This report is currently provided in MS Excel format. The Contractor shall annotate this report and correct and update the information monthly. This report shall highlight or list in some way those individuals who are no longer employed by the Contractor or no longer working on the subject contract. Any additional contract personnel that have been successfully processed for work on the contract since the previous report shall also be noted. The annotated monthly contract personnel list report shall be submitted to the following, via email, by the 10th calendar day of each month:
FCC Security Operations Center
Contracting Officer
Contracting Officer’s Technical Representative (COTR)
3.4 Checkout Processing:
(a) All contract employees no longer employed on the subject contract, or at the termination of the contract, are required to report to the SOC and complete the sign-out portion of the FCC A-600, Contract Personnel Record.
(b) This process verifies the ID badge and keys (if any) have been returned to the SOC by the contract personnel.
(c) If the checkout processing is not completed by the contract employee, the Contractor shall take action to ensure its accomplishment no later than 30 days after the employee’s departure from the FCC.
(d) The Contractor shall be liable to the FCC for an administrative processing charge of $150.00 (One Hundred Fifty Dollars), for each of their contractor employees who leaves their duty assignment at the Commission and fails to complete the checkout processing within 30 (thirty) calendar days of departure. Mellon Bank, N.A., handles collection and processing of all Commission administrative charges and should payment become necessary, the Contractor will be provided the appropriate directions for an EFT.

(e) The Contractor shall be liable for any actual damages arising from a failure to ensure that the checkout processing occurs within the 30 (thirty) calendar days of the contract employee’s departure from the FCC.
4. Computer Security
4.1. FCC Computer Security Program Directive Specifications
Contractors shall ensure that:
     a. any contractor employee assigned to this contract who is required, by their duties to be issued a FCC computer network id., obtain, read, understand and comply with the policy and procedures of Directive, 1479.1, Computer Security Program (Appendix No. 3) which outlines safeguards to be followed for the protection of agency sensitive and mission critical data;
     b. appropriate forms are completed and submitted to FCC OMD-ITC for processing required to gain, modify and server computer systems access. Forms include FCC Computer System Office Application and/or System Access Form, Form A-200 (used to identify the user requesting access to FCC computer resources), FCC Computer System Access Acknowledgement, Form A-201, (used to verify user’s obligations to secure the Commission’s computer system and data), FCC Computer System Personally-Owned Software Installation Certification, Form A-202 (used to identify properly licensed personal software to install on a particular PC), and FCC Computer System Separation Clearance, Form A-203 (used to announce the user’s intention to relinquish computer system access rights);
     c. access to FCC computer systems is requested and limited only on an “as needed basis” to perform official FCC business; and
     d. contractor promotes the security of FCC information systems and data when being accessed by the contractor. I n addition, contractor shall ensure that computer systems, related hardware and authorizations are not modified by the contractor without express written consent from the Government.